REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-43571) pertaining to the Amerada Hess Corporation Savings and Stock Bonus Plan for Retail Operations Employees of our report dated June 26, 2006 with respect to the financial statements of the Amerada Hess Corporation Savings and Stock Bonus Plan for Retail Operations Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2005.
/s/  Ernst & Young LLP
New York, New York
June 29, 2006